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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   Form 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 27, 1999

                               KSB Bancorp, Inc.
                               ----------------
            (Exact name of registrant as specified in its charter)

          Delaware                    0-21500                  04-3189069
          --------                    -------                  ----------
(State or other jurisdiction    (Commission File No.)       (I.R.S. Employer
      of incorporation)                                     Identification No.)


       Registrant's telephone number, including area code:(207) 265-2090
                                                          --------------


                                Not Applicable
                                ---------------
         (Former name or former address, if changed since last report)
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Item 1(b).     Changes in Control of Registrant
               --------------------------------

     On July 27, 1999, Camden National Corporation, a Maine corporation ("Camden"), Camden Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, KSB Bancorp Inc., a Delaware corporation (the "Company") and Kingfield Savings Bank, a Maine-chartered savings bank and wholly owned subsidiary of the Company, entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides for a series of related transactions pursuant to which the Company will be merged with and into Camden (the "Merger"), with Camden being the surviving corporation. The Boards of Directors of the Company and Camden approved the Merger Agreement, and all of the transactions contemplated thereby, at their respective meetings held on July 27, 1999. The consummation of the Merger is subject to certain customary conditions, including, without limitation, the approval of the stockholders of each of the Company and Camden and certain regulatory approvals.

     Under the Merger Agreement, at the Effective Time (as such term is defined in the Merger Agreement), each outstanding share of common stock, par value $0.01 per share, of KSB (the "Company Common Stock") will be converted into the right to receive 1.136 shares of Camden's common stock, no par value (the "Camden Common Stock"). Each holder of Company Common Stock who would otherwise be entitled to receive a fractional share of Camden Common Stock will receive cash in lieu thereof. The Merger is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling-of-interests.

     A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference, and a copy of the Joint Press Release issued by the Company and Camden regarding the Merger is attached hereto as Exhibit
99.1 and is incorporated herein by reference.

     In connection with the execution of the Merger Agreement, the Company and Camden entered into a Stock Option Agreement, dated as of July 27, 1999, pursuant to which the Company granted Camden an option to purchase, subject to certain terms and conditions contained therein, up to an aggregate of 19.9% of the outstanding shares of Company Common Stock. The option was granted as an inducement to Camden's willingness to enter into the Merger Agreement. A copy of the Stock Option Agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

                                       1
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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
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2.1    Agreement and Plan of Merger, dated as of July 27, 1999, by and between
       Camden National Corporation, Camden Acquisition Subsidiary, Inc. KSB Bancorp, Inc. and Kingfield Savings Bank.

2.2 Stock Option Agreement, dated as of July 27, 1999, by and between KSB Bancorp, Inc. and Camden National Corporation.

99.1 Text of Joint Press Release issued by Camden National Corporation and KSB Bancorp, Inc. on July 27, 1999.

                                       2
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              KSB BANCORP, INC.


DATE: August 10, 1999         By: /s/ John E. Thien
                                  -----------------
                                  John E. Thien
                                  Vice President and Chief Financial Officer

                                       3
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                                 EXHIBIT INDEX

2.1 Agreement and Plan of Merger, dated as of July 27, 1999, by and between Camden National Corporation, Camden Acquisition Subsidiary, Inc. KSB Bancorp, Inc. and Kingfield Savings Bank.

2.2 Stock Option Agreement, dated as of July 27, 1999, by and between KSB Bancorp, Inc. and Camden National Corporation.

99.1 Text of Joint Press Release issued by Camden National Corporation and KSB Bancorp, Inc. on July 27, 1999.